EXHIBIT 10.29

BARK GROUP INC.
Ostergrade 17-19, 3rd Floor, DK-1100 Copenhagen K, Denmark

April 7, 2009

Debondo Capital Limited
DeBondo Capital Limited (Hongkong)
Suite 813, Hollywood Plaza,
610 Nathan Road,
Kowloon, Hong Kong

Dear Sirs/Mesdames:

We write further to the following agreements:

  Indemnification Agreement between Bark Corporation A/S (“Bark”) and DeBondo Capital Limited (Hongkong) ("DeBondo HK") dated February 29, 2008 (the "Indemnification Agreement");

  Consulting agreement Bark and DeBondo Capital Limited ("DeBondo") dated October 2, 2007 (the "Consulting Agreement"); and

  Letter Agreement dated June 30, 2008 pursuant to which each of the Indemnification Agreement and the Consulting Agreement were amended (the “First Amendment Agreement”).

Further to our discussions, we write to confirm our agreement to amend the Indemnification Agreement and the Consulting Agreement on the following basis:

  The Indemnification Agreement, as amended by the First Amendment Agreement, is hereby amended to provide that the date of termination of the obligation of DeBondo HK to pay to Bark Group a compensation of $25,000, as set forth in Section 2.2 of the Indemnification Agreement, is extended from October 30, 2008 to July 31, 2009 in order to reflect the extension of the date for exercise of the right of repurchase under the repurchase and lock-up agreements entered into between Bark Group and the original shareholders of Bark Group (the “Repurchase Agreements”) from September 30, 2008 to June 30, 2009. For clarification, the June 30, 2008 date referred to in Section 3.1(b) of the original Indemnification Agreement is hereby replaced with July 10th, 2009 and the Indemnification Agreement shall continue without termination until such date.

  The Consultant Agreement, as amended by the First Amendment Agreement, is hereby amended to provide that payment of the US$225,000 cash fee originally payable on final receipt and acceptance of Bark’s Form 211 with NASD (issue of ticker symbol) will only be due and payable upon completion by Bark Group of the $2,5 million equity financing contemplated pursuant to either:

  the agreement between Bark and PacificWave Partners Limited, or by any other party, provided that in this case the financing completes by June 30, 2009.

  Each of the Indemnification Agreement and the Consulting Agreement will continue in full, force and effect without amendment except as expressly provided herein.

If these amendments to the Indemnification Agreement and the Consulting Agreement are acceptable to DeBondo and DeBondo HK, we ask that you execute a copy of this letter where indicated below and return it to us forthwith.

Yours truly,

BARK CORPORATION AS

Per:	/s/ Bent Helvang
Bent Helvang, Chairman

BARK GROUP INC.

Per:	/s/ Bent Helvang
Bent Helvang, Chairman

Accepted and Agreed effective the 8th day of April, 2009.

DEBONDO CAPITAL LIMITED

Per:	/s/ Ulrik Debo
ULRIK DEBO
Authorized Signatory

DEBONDO CAPITAL LIMITED (HONGKONG)

Per:	/s/ Ulrik Debo
ULRIK DEBO
Authorized Signatory